UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 28, 2022
Date of Report (Date of earliest event reported)
AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8080 Norton Parkway
Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 534-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	AVY	New York Stock Exchange
1.25% Senior Notes due 2025	AVY25	Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 — Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) & (b) Due to public health concerns about in-person gatherings given the COVID-19 pandemic at the time the meeting format was approved by its Board of Directors (the “Board”), Avery Dennison Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on April 28, 2022 in a virtual-only format. A total of 72,992,857 shares of the Company’s common stock, representing approximately 89% of the 82,355,333 shares outstanding and eligible to vote as of the February 28, 2022 record date for the meeting set by the Board, were represented in person or by proxy at the Annual Meeting, constituting a quorum. At the Annual Meeting, the Company’s stockholders (i) elected Bradley Alford, Anthony Anderson, Mitchell Butier, Ken Hicks, Andres Lopez, Patrick Siewert, Julia Stewart and Martha Sullivan to the Board for a one-year term expiring at the 2023 Annual Meeting of Stockholders; (ii) approved, on an advisory basis, the Company’s executive compensation; and (iii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022.
The final results of the voting for the eight director nominees named in the Company’s proxy statement filed with the Securities and Exchange Commission on March 10, 2022 (the “2022 Proxy Statement”) were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Bradley Alford	65,529,655	3,148,738	106,333	4,208,131
Anthony Anderson	66,306,755	2,381,392	96,579	4,208,131
Mitchell Butier	63,884,141	4,455,813	444,772	4,208,131
Ken Hicks	65,965,091	2,708,792	110,843	4,208,131
Andres Lopez	68,153,715	524,112	106,899	4,208,131
Patrick Siewert	60,896,498	5,977,794	1,910,434	4,208,131
Julia Stewart	64,111,615	4,177,401	495,710	4,208,131
Martha Sullivan	67,560,435	1,146,905	77,386	4,208,131
The final results of the voting for proposals 2 and 3 described in the 2022 Proxy Statement were as follows:

Proposal	For	Against	Abstain	Broker Non-Votes
Approval, on an advisory basis, of the Company’s executive compensation	64,926,263	3,691,931	166,532	4,208,131
Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2022	68,470,561	4,062,729	459,567	—

Section 8 — Other Events
Item 8.01 Other Events.

On April 28, 2022, the Board authorized the repurchase of additional shares of the Company’s common stock with a fair market value of up to $750 million (excluding any fees, commissions, or other expenses related to such purchases and in addition to any amount outstanding under any previous Board authorization).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: April 29, 2022	By:	/s/ Ignacio J. Walker
Name: Ignacio J. Walker Title: Vice President and Chief Legal Officer